UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2013, Niska Gas Storage Partners LLC (the “Company”) entered into a Sponsor Equity Restructuring Agreement (the “Agreement”) by and among the Company and Niska Sponsor Holdings Coöperatief U.A., a coöperatief formed in the Netherlands (“Sponsor Holdings”).  Pursuant to the terms of the Agreement, the Company and Sponsor Holdings have agreed to the combination and restructuring of all of the incentive distribution rights (referred to herein as the former IDRs) and the subordinated units (the “Sub Units”) into a new class of Incentive Distribution Rights (referred to herein as the new IDRs).  Following the restructuring, the former IDRs and the Sub Units will no longer be outstanding.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

As discussed in Item 1.01 of this Current Report, the Company entered into the Agreement on April 2, 2013.  Pursuant to the terms of the Agreement, the Company will issue the new IDRs to Sponsor Holdings.  The new IDRs were issued in in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders.

Simultaneously with the closing of the Agreement, the managing member of the Company, Niska Gas Storage Management (the “Manager”), entered into the Second Amended and Restated Operating Agreement of the Company (the “Second Operating Agreement”), to, among other things, (i) reflect the combination and restructuring of the former IDRs and the Sub Units into the new IDRs, (ii) remove references to the Sub Units and the subordination period, and (iii)  make certain other changes thereto.  Under the terms of the Second Operating Agreement, the holders of the new IDRs will be entitled to receive 48% of any cash distributions by the Company from operating surplus after each common unit has received the minimum quarterly distribution of $0.35 for each quarter plus any arrearages from prior quarters.

In addition, for a period of five years and provided that Sponsor Holdings continues to own a majority of both the Manager and the new IDRs, Sponsor Holdings will be deemed to own 33,804,745 “Notional Subordinated Units” in connection with votes to remove and replace the Manager as the Company’s managing member.  The Notional Subordinated Units are not entitled to distributions, but merely preserve Sponsor Holdings’ voting rights with respect to removal and replacement of the Company’s managing member.

The foregoing description of the Second Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On April 2, 2013, the Manager entered into Amendment No. 1 (the “Amendment”) to the First Amended and Restated Operating Agreement of the Company, dated May 17, 2010 (the “Operating Agreement”).  The amendment set forth in the Amendment permits the Manager among, other things, to cause the Company to purchase the Sub Units during the Subordination Period (as defined in the Operating Agreement) provided that such purchase has been approved by the Conflicts Committee of the Board of Directors of the Company.  A copy of the Amendment is filed as Exhibit 3.1 to this Current Report and is incorporated in this Item 5.03 by reference.

As discussed above in Item 3.03 of this Current Report, which is incorporated herein by reference, the Partnership entered into the Second Operating Agreement in connection with the entry into the Agreement on April 2, 2013.  A copy of the Second Operating Agreement is filed as Exhibit 3.2 to this Current Report and is incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibits referenced in this Item 7.01 are being furnished under Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On April 2, 2013, the Company announced via press release the completion of the Sponsor Equity Restructuring and the cancellation of the Sub Units and IDRs. A copy of the press release is attached hereto as Exhibit 99.1.

On April 3, 2013, the Company is hosting a telephone conference and webcast during which certain members of the Company’s management will discuss the Sponsor Equity Restructuring. A copy of the presentation materials to be used in connection with the telephone conference and webcast is furnished and attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1 to the First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated as of April 2, 2013.
3.2	Second Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated as of April 2, 2013.
10.1	Sponsor Equity Restructuring Agreement, by and among Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöpertief U.A., dated as of April 2, 2013.
99.1	Niska Gas Storage Partners LLC press release dated April 2, 2013.
99.2	Presentation materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: April 3, 2013	By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: VP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1 to the First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated as of April 2, 2013.
3.2	Second Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated as of April 2, 2013.
10.1	Sponsor Equity Restructuring Agreement, by and among Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöpertief U.A., dated as of April 2, 2013.
99.1	Niska Gas Storage Partners LLC press release dated April 2, 2013.
99.2	Presentation Materials.